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                                                                      EXHIBIT 21
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                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

Name                                              State of Other Jurisdiction
----                                              ---------------------------
                                                of incorporation or Organization
                                                --------------------------------
Syntel Software Private Limited                            India
-------------------------------                            ------

Syntel, LTD.                                               England
------------                                               -------

Syntel (Singapore) PTE. LTD.                               Singapore
----------------------------                               ---------

Syntel Mauritius                                           Mauritius
----------------                                           ---------

Syntel (Australia) Pty Limited                             Australia
------------------------------                             ---------

Syntel Canada, Inc.                                        Canada
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